EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CHIEF OPERATING OFFICER

In connection with the Annual Report of XrayMedia.com, Inc. a Minnesota corporation (the “Company”, on 10-QSB for the September 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, (officer), Chief Operating Officer of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ RAYMOND DABNEY PRESIDENT AND DIRECTOR              November 15, 2003.

RAYMOND DABNEY